Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of [●], 2016, by and among Gran Tierra Energy Inc., a Nevada corporation (the “Company”), and the undersigned parties on the signature pages hereto (the “Purchasers”).

W I T N E S S E T H:

WHEREAS, the Company has privately placed (the “Offering”) [●] subscription receipts (the “Subscription Receipts”) in one or more transactions that entitles the holder thereof to receive from the Company one share of common stock automatically issuable upon exchange of each Subscription Receipt (the “Common Shares”), par value $0.001 per share, of the Company (the “Common Stock”) pursuant to certain subscription agreements entered into by and between the Company and each of the Purchasers (each, a “Subscription Agreement” and collectively, the “Subscription Agreements”); and

WHEREAS, the Company has agreed to enter into a registration rights agreement with each of the Purchasers in the Offering who purchased the Subscription Receipts to register the Common Shares; and

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.	Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Additional Payments” is defined in Section 7(a).

“Affiliate” means, as to any specified Person, (i) any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the specified Person, (ii) any executive officer, director, trustee or general partner of the specified Person and (iii) any legal entity for which the specified Person acts as an executive officer, director, trustee or general partner. For purposes of this definition, “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly, or indirectly through one or more intermediaries, of the power to direct or cause the direction of the management and policies of such Person, whether by contract, through the ownership of voting securities, partnership interests or other equity interests or otherwise.

“Agreement” is defined in the introductory paragraph of this Agreement.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York are authorized or obligated by applicable law, regulation or executive order to close.

“Closing Date” means, with respect to each Purchaser, the Closing Date as defined in such Purchaser’s Subscription Agreement.

“Commission” means the Securities and Exchange Commission.

“Common Shares” is defined in the first recital clause of this Agreement.

“Common Stock” is defined in the first recital clause of this Agreement.

“Company” is defined in the introductory paragraph of this Agreement, and any successor thereto.

“End of Suspension Notice” is defined in Section 5(b) hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission pursuant thereto.

“FINRA” means the Financial Industry Regulatory Authority.

“Holder” means each beneficial owner of any Registrable Securities from time to time.

“Losses” is defined in Section 6(a) hereof.

“Mandatory Registration Statement” is defined in Section 2(a) hereof.

“NYSE MKT” means the NYSE MKT LLC.

“Offering” is defined in the first recital clause of this Agreement.

“Person” means an individual, limited liability company, partnership, corporation, trust, unincorporated organization, government or agency or political subdivision thereof, or any other legal entity.

“Prospectus” means the prospectus included in any Mandatory Registration Statement, including any preliminary prospectus, and all other amendments and supplements to any such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such prospectus.

“Purchaser” is defined in the introductory paragraph of this Agreement.

“Registrable Securities” means the Common Shares issuable upon exchange of the Subscription Receipts, upon original issuance thereof, and at all times subsequent thereto, including upon the transfer thereof by the original holder or any subsequent holder, until the earliest to occur of the date on which they have been sold pursuant to a Mandatory Registration Statement or sold pursuant to Rule 144.

“Registration Default” is defined in Section 7(a).

“Registration Expenses” means any and all expenses incident to the performance of or compliance with this Agreement, including, without limitation: (i) all Commission, securities exchange, NYSE MKT, TSX and FINRA fees, (ii) all fees and expenses incurred in connection with compliance with U.S. federal or state, Canadian provincial, or other non-U.S. securities or blue sky laws (including, without limitation, any registration, listing and filing fees and reasonable fees and disbursements of counsel in connection with blue sky qualification of any of the Registrable Securities and the preparation of a blue sky memorandum and compliance with the rules of FINRA, NYSE MKT and TSX), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, duplicating, printing, delivering and distributing any Mandatory Registration Statement, any Prospectus, any amendments or supplements thereto, certificates and any other documents relating to the performance under and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing or inclusion of any of the Registrable Securities on the NYSE MKT and TSX pursuant to Section 4(j) of this Agreement, (v) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, (vi) any expenses incurred by the Purchasers in connection with any Mandatory Registration Statement and (vii) any other fees and disbursements customarily paid in issues and sales of securities (including the fees and expenses of any experts retained by the Company in connection with any Mandatory Registration Statement), provided, however, that Registration Expenses shall exclude brokers’ or underwriters’ discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder and the fees and disbursements of any counsel to the Holders.

“Rule 144”, “Rule 158”, “Rule 415”, or “Rule 424”, respectively, means such specified rule promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Selling Expenses” means all underwriting fees, discounts and selling commissions or similar fees or arrangements, fees of counsel to the Selling Holders and transfer taxes allocable to the sale of the Registrable Securities included in the applicable offering.

“Selling Holder” means a Holder who is selling Registrable Securities under a registration statement pursuant to the terms of this Agreement.

“Selling Stockholder Questionnaire” is defined in Section 2(a)(ii) hereof.

“Securities” means the Common Shares and the Subscription Receipts.

“Subscription Receipt Agreement” is defined in the first recital clause of this Agreement.

“Subscription Receipts” is defined in the first recital clause of this Agreement.

“Suspension Event” is defined in Section 5(b) hereof.

“Suspension Notice” is defined in Section 5(b) hereof.

“TSX” means the Toronto Stock Exchange.

The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

The words “hereof”, “herein”, “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and any subsection and section references are to this Agreement unless otherwise specified.

The term “including” is not limiting and means “including without limitation.”

The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

2.	Registration Rights.

(a)                    Mandatory Registration. In accordance with the procedures set forth in Section 4, the Company agrees to file with the Commission as soon as reasonably practicable, but in no event later than August 15, 2016, a shelf registration statement on Form S-3 or such other form under the Securities Act then available to the Company providing for the resale pursuant to Rule 415 from time to time by the Holders of any and all Registrable Securities (including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement, and any additional registration statement under the Securities Act necessary to comply with the Company’s obligations hereunder, the “Mandatory Registration Statement”). The Company agrees to use its commercially reasonable efforts to cause any Mandatory Registration Statement to be declared effective by the Commission as promptly as practicable. The fact that the Subscription Receipts have not converted into Common Stock by August 15, 2016 shall not affect the Company’s continuing obligation to cause such conversion or to register the sale of the Common Shares.

(i)         Effectiveness and Scope. The Company shall use its commercially reasonable efforts to cause any Mandatory Registration Statement to remain continuously effective and, subject to Section 5, available for use by Holders until the earlier of (A) the sale pursuant to a registration statement of all of the Registrable Securities covered by the Mandatory Registration Statement under the Securities Act or pursuant to Rule 144 of all of the Registrable Securities and (B) the three year anniversary of the Closing Date, in each case as extended pursuant to Section 5(c). Any Mandatory Registration Statement shall provide for the resale from time to time, and pursuant to any method or combination of methods legally available to, and requested by, the Holder(s) of the Registrable Securities.

(ii)       Selling Stockholder Questionnaires. Each Holder agrees that the Company’s obligation to include any Holder’s Registrable Securities in the Mandatory Registration Statement is contingent upon such Holder having completed and signed the questionnaire attached hereto as Annex A (the “Selling Stockholder Questionnaire”) and furnished in writing to the Company such information regarding such Holder, the securities of the Company held by such Holder and the intended method of disposition of the Registrable Securities as shall be reasonably requested by the Company to effect the registration of the Registrable Securities.

(b)                   Expenses. The Company shall pay all Registration Expenses in connection with the registration of the Registrable Securities pursuant to this Agreement. Each Holder participating in a registration pursuant to this Section 2 shall bear such Holder’s proportionate share (based on the total number of Registrable Securities sold in such registration) of all discounts and commissions payable to underwriters or brokers and all transfer taxes in connection with a registration of Registrable Securities pursuant to this Agreement and any other expense of the Holders not specifically allocated to the Company pursuant to this Agreement relating to the sale or disposition of such Holder’s Registrable Securities pursuant to any Mandatory Registration Statement.

3.	Rule 144 Reporting.

With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

(a)                    make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144, at all times from and after the date hereof;

(b)                   use its commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required to be filed by the Company under the Securities Act and the Exchange Act, at all times from and after the date hereof; and

(c)                    so long as a Holder owns any Registrable Securities, furnish, unless otherwise available at no charge by access electronically to the Commission’s EDGAR filing system, to such Holder forthwith upon request (i) a copy of the most recent annual or quarterly report of the Company, and (ii) such other reports and documents of the Company so filed with the Commission as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

4.	Registration Procedures.

In connection with the obligations of the Company with respect to any registration pursuant to this Agreement, the Company shall:

(a)                    prepare and file with the Commission, as specified in this Agreement, each Mandatory Registration Statement, which Mandatory Registration Statement shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith, and use its commercially reasonable efforts to cause any Mandatory Registration Statement to become and remain effective as set forth in Section 2(a)(i) hereof;

(b)                   subject to Section 4(i) hereof, (i) prepare and file with the Commission such amendments and post-effective amendments to each such Mandatory Registration Statement or new Mandatory Registration Statements as may be necessary to keep such Mandatory Registration Statement effective for the period described in Section 4(a) hereof, (ii) cause each Prospectus contained therein to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 or any similar rule that may be adopted under the Securities Act, and (iii) comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by each Mandatory Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof;

(c)                    furnish to the Holders, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities; the Company hereby consenting to the use of such Prospectus, including each preliminary Prospectus, by the Holders, if any, in connection with the offering and sale of the Registrable Securities covered by any such Prospectus;

(d)                   use its commercially reasonable efforts to register or qualify, or obtain exemption from registration or qualification for, all Registrable Securities by the time the applicable Mandatory Registration Statement is declared effective by the Commission under all applicable state or provincial securities or “blue sky” laws of such U.S. and Canadian jurisdictions as the Purchasers or any Holder covered by a Mandatory Registration Statement shall reasonably request in writing, keep each such registration or qualification or exemption effective during the period such Mandatory Registration Statement is required to be kept effective pursuant to Section 4(a) and do any and all other acts and things that may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction or to register as a broker or dealer in such jurisdiction where it would not otherwise be required to qualify but for this Section 4(d), (ii) subject itself to taxation in any such jurisdiction, or (iii) submit to the general service of process in any such jurisdiction;

(e)                    use its commercially reasonable efforts to cause all Registrable Securities covered by such Mandatory Registration Statement to be registered and approved by such other governmental agencies or authorities, if any, as may be necessary to enable the Holders thereof to consummate the disposition of such Registrable Securities;

(f)                    notify each Holder with Registrable Securities covered by a Mandatory Registration Statement promptly and, if requested by such Holder, confirm such advice in writing (i) when such Mandatory Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of such Mandatory Registration Statement or the initiation of any proceedings for that purpose, (iii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to such Mandatory Registration Statement or related Prospectus or for additional information, and (iv) of the happening of any event during the period such Mandatory Registration Statement is effective as a result of which such Mandatory Registration Statement or the related Prospectus or any document incorporated by reference therein contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (which information shall be accompanied by an instruction to suspend the use of the Mandatory Registration Statement and the Prospectus until the requisite changes have been made);

(g)                   during the period of time referred to in Section 4(a) above, use its commercially reasonable efforts to avoid the issuance of, or if issued, to obtain the withdrawal of, any order enjoining or suspending the use or effectiveness of a Mandatory Registration Statement or suspending the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as promptly as practicable;

(h)                   upon request, furnish to each requesting Holder with Registrable Securities covered by a Mandatory Registration Statement, without charge, at least one conformed copy of such Mandatory Registration Statement and any post-effective amendment or supplement thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

(i)                     except as provided in Section 5, upon the occurrence of any event contemplated by Section 4(f)(iv), use its commercially reasonable efforts to promptly prepare a supplement or post-effective amendment to a Mandatory Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, upon request, promptly furnish to each requesting Holder a reasonable number of copies of each such supplement or post-effective amendment;

(j)                     use its commercially reasonable efforts (including, without limitation, seeking to cure in the Company’s listing or inclusion application any deficiencies cited by the exchange or market) to list or include all Common Shares constituting Registrable Securities on any securities exchange on which the Common Stock is then listed or included;

(k)                   prepare and file in a timely manner all documents and reports required by the Exchange Act and, to the extent the Company’s obligation to file such reports pursuant to Section 15(d) of the Exchange Act expires prior to the expiration of the effectiveness period of the Mandatory Registration Statement as required by Section 4(a) hereof, the Company shall register the Registrable Securities under the Exchange Act and shall maintain such registration through the effectiveness period required by Section 4(a) hereof;

(l)                     (i) otherwise use its commercially reasonable efforts to comply in all material respects with all applicable rules and regulations of the Commission, (ii) make generally available to its stockholders, as soon as reasonably practicable, earnings statements covering at least 12 months that satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder, and (iii) delay filing any Mandatory Registration Statement or Prospectus or amendment or supplement to such Mandatory Registration Statement or Prospectus to which any Holder of Registrable Securities covered by any Mandatory Registration Statement shall have reasonably objected on the grounds that such Mandatory Registration Statement or Prospectus or amendment or supplement does not comply in all material respects with the requirements of the Securities Act, such Holder having been furnished with a copy thereof at least two Business Days prior to the filing thereof, provided that the Company may file such Mandatory Registration Statement or Prospectus or amendment or supplement following such time as the Company shall have made a good faith effort to resolve any such issue with the objecting Holder and shall have advised the Holder in writing of its reasonable belief that such filing complies in all material respects with the requirements of the Securities Act;

(m)                 cause to be maintained a registrar and transfer agent for all Registrable Securities covered by any Mandatory Registration Statement from and after a date not later than the effective date of such Mandatory Registration Statement and provide a CUSIP number for all such freely tradable Registrable Securities, in each case not later than the effective date of such registration; and

(n)                   in connection with any sale or transfer of the Registrable Securities (whether or not pursuant to a Mandatory Registration Statement) that will result in the securities being delivered no longer constituting Registrable Securities, cooperate with the Holders and the representative of the underwriters, if any, to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold, which certificates shall not bear any transfer restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as the representative of the underwriters, if any, or the Holders may request at least three Business Days prior to any sale of the Registrable Securities.

(o)                  use commercially reasonable efforts to file a prospectus with the applicable Canadian securities commissions in the various provinces of Canada where the Subscription Receipts are distributed pursuant to the Offering to qualify the distribution of all of the Common Shares issuable upon conversion of the Subscription Receipts on or before August 15, 2016.

The Company may require the Holders to furnish to the Company such information regarding the proposed distribution by such Holder as the Company may from time to time reasonably request in writing or as shall be required to effect the registration of the Registrable Securities, and no Holder shall be entitled to be named as a selling stockholder in any Mandatory Registration Statement and no Holder shall be entitled to use the Prospectus forming a part thereof if such Holder does not provide such information to the Company. Each Holder further agrees to furnish promptly to the Company in writing all information required from time to time to make the information previously furnished by such Holder not misleading.

Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(f)(ii), 4(f)(iii) or 4(f)(iv) hereof, such Holder will immediately discontinue disposition of Registrable Securities pursuant to a Mandatory Registration Statement until (i) any such stop order is vacated or (ii) if an event described in Section 4(f)(iii) or 4(f)(iv) occurs, such Holder’s receipt of the copies of the supplemented or amended Prospectus. If so directed by the Company, such Holder will deliver to the Company (at the reasonable expense of the Company) all copies in its possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

In addition, the Company shall use commercially reasonable efforts to furnish to any Holder or the Company’s transfer agent, before any proposed sale, pledge, or transfer of any Registrable Securities, whether pursuant to an effective registration statement under the Securities Act covering the proposed transaction or otherwise (including pursuant to Rule 144), if reasonably requested by such Holders at the Company’s expense, (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Holders and the Company’s transfer agent, addressed to the Company and such transfer agent (if necessary), to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Registrable Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company, the Company’s transfer agent and such Holder to the effect that the proposed sale, pledge, or transfer of the Registrable Securities may be effected without registration under the Securities Act. Each certificate, instrument, or book entry representing the Registrable Securities shall not be notated with a restrictive legend if, in the opinion of counsel for the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act

5.	Suspension Period.

(a)                Subject to the provisions of this Section 5 and a good faith determination by a majority of the Board of Directors of the Company that it is in the best interests of the Company to suspend the use of any Mandatory Registration Statement, following the effectiveness of such Mandatory Registration Statement (and the filings with any international, federal or state securities commissions), the Company, by written notice to the Holders, may direct the Holders to suspend sales of the Registrable Securities pursuant to such Mandatory Registration Statement for such times as the Company reasonably may determine is necessary and advisable (but in no event for more than 60 days in any 90-day period or more than 120 days in any 12-month period), if any of the following events shall occur: (i) an underwritten public offering of Common Stock by the Company, or securities convertible into Common Stock of the Company, if the Company is advised by the underwriters that the concurrent resale of the Registrable Securities by the Holders pursuant to the Mandatory Registration Statement would have a material adverse effect on the Company’s offering, or (ii) pending discussions relating to a transaction or the occurrence of an event (1) that would require additional disclosure of material information by the Company in the Mandatory Registration Statement and that has not been so disclosed, and (2) as to which the Company has a bona fide business purpose for preserving confidentiality. Upon the earlier to occur of (A) the Company delivering to the Holders an End of Suspension Notice, as hereinafter defined, or (B) the end of the maximum permissible suspension period, the Company shall use its commercially reasonable efforts to promptly amend or supplement the Mandatory Registration Statement on a post-effective basis, if necessary, or to take such action as is necessary to make resumed use of the Mandatory Registration Statement compatible with the Company’s best interests, as applicable, so as to permit the Holders to resume sales of the Registrable Securities as soon as possible.

(b)               In the case of an event described in Section 5(a) that causes the Company to suspend the use of a Mandatory Registration Statement (a “Suspension Event”), the Company shall give written notice (a “Suspension Notice”) to the Holders to suspend sales of the Registrable Securities, and such notice shall state that such suspension shall continue only for so long as the Suspension Event or its effect is continuing and the Company is taking all reasonable steps to terminate suspension of the effectiveness of the Mandatory Registration Statement as promptly as possible. The Holders shall not effect any sales of the Registrable Securities pursuant to such Mandatory Registration Statement (or such filings) at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice (as defined below). If so directed by the Company, each Holder will deliver to the Company (at the expense of the Company) all copies other than permanent file copies then in such Holder’s possession of the Prospectus covering the Registrable Securities at the time of receipt of the Suspension Notice. The Holders may recommence effecting sales of the Registrable Securities pursuant to the Mandatory Registration Statement (or such filings) following further notice to such effect (an “End of Suspension Notice”) from the Company, which End of Suspension Notice shall be given by the Company to the Holders in the manner described above promptly following the conclusion of any Suspension Event and its effect.

(c)                Notwithstanding any provision herein to the contrary, if the Company shall give a Suspension Notice pursuant to this Section 5 with respect to any Mandatory Registration Statement, the Company agrees that it shall extend the period of time during which such Mandatory Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from the date of the giving of the Suspension Notice to and including the date when Holders shall have received the End of Suspension Notice and copies of the supplemented or amended Prospectus necessary to resume sales; provided such period of time shall not be extended beyond the date that the Common Shares are not Registrable Securities.

(d)               The Company acknowledges that one or more Holders may not wish to receive any Suspension Notices or End of Suspension Notices during times that such Holder or Holders does not intend to use the Mandatory Registration Statement. Therefore, and notwithstanding any other provision of this Section 5, if a Holder notifies the Company in writing that it intends to rely upon this Section 5(d), the Company will not send any Suspension Notices or End of Suspension Notices to such Holder except as provided in the next sentence. For any Holder that has notified the Company in writing that it intends to rely upon this Section 5(d), each time prior to such Holder’s intended use of the Mandatory Registration Statement, such Holder will notify the Company in writing at least two Business Days in advance of such intended use, and if a Suspension Notice was previously delivered (or would have been delivered but for Holders’ elections rely upon this Section 5(d)) and the related suspension period remains in effect, the Company will so notify such Holder, within one Business Day of such Holder’s notification to the Company, by delivering to such Holder a copy of such previous Suspension Notice, and thereafter will provide such Holder with the related End of Suspension Notice immediately upon its availability. A Holder may elect to rely upon, or revoke its election to rely upon, this Section 5(d) at any time by giving the Company written notice thereof.

6.	Indemnification and Contribution.

(a)                By the Company. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Selling Holder thereunder, their respective directors, officers, employees, agents and managers, and each Person, if any, who controls such Selling Holder within the meaning of the Securities Act or the Exchange Act, and their respective directors, officers, employees, agents and managers (such Selling Holder and all such other Persons, the “Selling Holder Parties”), against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder Parties may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (in the case of any prospectus, in the light of the circumstances under which such statement is made) contained in a Mandatory Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus or final prospectus contained therein, or any free writing prospectus related thereto, or any amendment or supplement thereof, (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, or (iii) arise out of or are based upon or asserted by any person, including stockholders of the Company, in connection with or as a result of any act taken or not taken by a Selling Holder Party or the Company pursuant to this Agreement (provided that the Company shall not be liable under this clause (iii) to a Selling Holder Party to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted from the gross negligence or willful misconduct of such Selling Holder Party), and will reimburse such Selling Holder Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that the Company will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder or such controlling Person in writing specifically for use in the Mandatory Registration Statement or such other registration statement, free writing prospectus or prospectus supplement, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder Parties, and shall survive the transfer of such securities by such Selling Holder.

(b)               By Each Selling Holder. Each Selling Holder agrees to indemnify and hold harmless the Company, their respective directors, officers, employees and agents and each Person, if any, who controls the Company within the meaning of the Securities Act or of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in a Mandatory Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus or final prospectus contained therein, or any free writing prospectus related thereto, or any amendment or supplement thereof; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer, employee, agent, manager or controlling Person, and shall survive the transfer of such securities by such Selling Holder.

(c)                Notice. Promptly after any indemnified party has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third person, which the indemnified party believes in good faith is an indemnifiable claim under this Agreement, the indemnified party shall give the indemnifying party written notice of such claim but failure to so notify the indemnifying party will not relieve the indemnifying party from any liability it may have to such indemnified party hereunder except to the extent that the indemnifying party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 6 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense and employ counsel or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable out-of-pocket expenses and fees of such separate counsel and other reasonable out-of-pocket expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, the indemnifying party shall not settle any indemnified claim without the consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, and does not contain any admission of wrongdoing by, the indemnified party.

(d)               Contribution. If the indemnification provided for in this Section 6 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of gross proceeds received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of the indemnifying party on the one hand and the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss that is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e)                Other Indemnification. The provisions of this Section 6 shall be in addition to any other rights to indemnification or contribution that an indemnified party may have pursuant to law, equity, contract or otherwise.

7.	Additional Payments Under Certain Circumstances.

(a)                Additional payments (“Additional Payments”) with respect to the Registrable Securities shall be assessed and paid to Holders by the Company as follows if any of the following events occur (each such event in clauses (i) through (ii) below being herein called a “Registration Default”):

(i)                 the Mandatory Registration Statement has not been declared effective within 120 days following the Closing Date; or

(ii)               the Mandatory Registration Statement is declared effective by the Commission but (A) the Mandatory Registration Statement thereafter ceases to be effective during the period contemplated by Section 2(a)(i) or (B) as specified in Section 5(a), the Mandatory Registration Statement or the Prospectus ceases to be usable in connection with resales of Registrable Securities during the periods specified herein and the Company fails to (1) cure such cessation within five business days by a post-effective amendment or a report filed pursuant to the Exchange Act or (2) if applicable, terminate the suspension period described in Section 5(a) by the 60th or the 120th day, as applicable.

Each of the foregoing will constitute a Registration Default whatever the reason for any such event and whether it is voluntary or involuntary or is beyond the Company’s control or pursuant to operation of law or as a result of any action or inaction by the Commission.

(b)               Additional Payments shall accrue on the Registrable Securities for each such day from and including the date on which any such Registration Default occurs to but excluding the date on which all such Registration Defaults have been cured at a rate of 0.0165% of the price at which the Company offered the Subscription Receipts in the Offering multiplied by the aggregate number of Common Shares held of record by such Holder. In the case of a Registration Default described in clause (a)(ii), the Company’s obligation to pay Additional Payments extends only to the affected Registrable Securities. Other than the obligation of payment of any Additional Payments in accordance with the terms hereof, the Company will have no other liabilities for monetary damages with respect to its registration obligations (without prejudice to any equitable relief to which a Holder may be entitled). With respect to each Holder, the Company’s obligations to pay Additional Payments remain in effect only so long as the securities held by the Holder are Registrable Securities.

(c)                A Registration Default referred to in Section 7(a)(i) shall be deemed not to have occurred and be continuing, and no Additional Payments shall accrue as a result thereof, in relation to the Mandatory Registration Statement or the related prospectus in the event that the Company determines that it is necessary and advisable to delay the filing or effectiveness of the Mandatory Registration Statement as a result of pending discussions relating to a transaction or the occurrence of an event: (i) that would require additional disclosure of material information in the Mandatory Registration Statement and that information has not been so disclosed and (ii) as to which the Company has a bona fide business purpose of preserving confidentiality; provided, however, that in any case if such Registration Default occurs for a period in excess of 60 days, Additional Payments shall be payable in accordance with the above paragraph from the 61st day until such Registration Default is cured.

(d)               A Registration Default referred to in Section 7(a)(ii) shall be deemed not to have occurred and be continuing, and no Additional Payments shall accrue as a result thereof, in relation to the Mandatory Registration Statement or the related prospectus if (i) (A) such Registration Default has occurred solely as a result of material events, with respect to the Company that would need to be described in such Mandatory Registration Statement or the related prospectus or (B) the Registration Default relates to any information supplied or failed to be supplied by a Holder of Registrable Securities and (ii) the Company is proceeding promptly and in good faith to amend or supplement the Mandatory Registration Statement and related prospectus to describe such events as required by Section 5; provided, however, that in any case if such Registration Default occurs for a continuous period in excess of 30 days beyond any permitted 60- or 120-day suspension period (as provided by Section 5), Additional Payments shall be payable in accordance with the above paragraph (b) from the 31st day beyond such permitted 60- or 120-day suspension period until such Registration Default is cured.

8.	Termination of the Company’s Obligations.

The Company shall have no further obligations pursuant to this Agreement at such time as no Registrable Securities are outstanding, provided, however, that the Company’s obligations under Sections 3, 6 and 10 of this Agreement shall remain in full force and effect following such time.

9.	Limitations on Subsequent Registration Rights.

From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the then outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to include such securities in the Mandatory Registration Statement filed pursuant to the terms hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of Registrable Securities of the Holders that is included.

10.	Miscellaneous.

(a)                Amendments and Waivers. This Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, without the written consent of the Company and Holders beneficially owning a majority of the then outstanding Registrable Securities; provided, however, that for purposes of this Agreement, Registrable Securities owned, directly or indirectly, by an Affiliate of the Company shall not be deemed to be outstanding; and further provided, that this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Holder without the written consent of such Holder, unless such amendment, termination or waiver applies to all Holders in the same fashion. Notwithstanding the foregoing, a waiver or consent to or departure from the provisions hereof with respect to a matter that relates exclusively to the rights of a Holder whose securities are being sold pursuant to a Mandatory Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders may be given by such Holder; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

(b)               Notices. All notices and other communications, provided for or permitted hereunder shall be made in writing and delivered by facsimile (with receipt confirmed), overnight courier or registered or certified mail, return receipt requested, or by telegram, addressed as follows:

(i)                 if to a Holder, at the most current address given by the transfer agent and registrar of the Securities to the Company; and

(ii)               if to the Company, at the offices of the Company at 200, 150-13th Avenue S.W., Calgary, Alberta T2R 0V2 Canada, Attention: David Hardy; with copies (which shall not constitute notice) to: Vinson & Elkins LLP, 1001 Fannin St., Suite 2500, Houston, Texas 77002, Attention: Jim Prince, Esq. (facsimile 713-615-5962);

(c)                Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.

(d)               Recapitalization, Exchanges, Etc. Affecting the Common Shares.  The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all Common Shares of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Common Shares, and shall be appropriately adjusted for combinations, stock splits, recapitalizations, pro rata distributions of shares and the like occurring after the date of this Agreement.

(e)                Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(f)                Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK OR THE SUPREME COURT OF THE STATE OF NEW YORK OR SITTING IN NEW YORK COUNTY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(g)               Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties hereto that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(h)               Entire Agreement. This Agreement, together with the Subscription Agreements, is intended by the parties hereto as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.

(i)                 Registrable Securities Held by the Company or its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its Affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(j)                 Survival. This Agreement is intended to survive the consummation of the transactions contemplated by the Subscription Agreements. The indemnification and contribution obligations under Section 6 of this Agreement shall survive the termination of the Company’s obligations under Section 2 of this Agreement.

(k)               Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the provisions of this Agreement. All references made in this Agreement to “Section” refer to such Section of this Agreement, unless expressly stated otherwise.

[Remainder of this Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

GRAN TIERRA ENERGY INC.

By: ____________________________________
                        Name:
                       Title:

Registration Rights Agreement Signature Page

PURCHASER

By: _____________________________________
                        Name:
                        Title:

Registration Rights Agreement Signature Page

ANNEX A

FORM OF
SELLING STOCKHOLDER QUESTIONNAIRE

Beneficial owners of Registrable Securities that do not complete this Notice and Questionnaire and deliver it to us as provided below will not be named as selling stockholders in the initial registration statement that will be filed by Gran Tierra Energy Inc. with the Securities and Exchange Commission.

Beneficial owners are encouraged to complete and deliver this Notice and Questionnaire as promptly as practicable and in any case no later than , 2016 so that such beneficial owners may be named. Please see the fax, email and other contact information on the signature page below.

Certain legal consequences arise from being named a selling stockholder. Beneficial owners are advised to consult their own securities law counsel regarding being named or not being named a selling stockholder in the registration statement.

Notice

The undersigned beneficial owner (the “Selling Stockholder”) of Registrable Securities of Gran Tierra Energy Inc. (the “Company”) acquired in a private placement by the Company hereby gives notice to the Company of its intention to sell or otherwise dispose of Registrable Securities beneficially owned by it and listed below in Item 3 (unless otherwise specified under Item 3) pursuant to one or more registration statements to be filed by the Company (collectively, the “Shelf Registration Statement”) with the Securities and Exchange Commission. The undersigned, by signing and returning this Notice and Questionnaire, understands that it will continue to be bound by the Registration Rights Agreement to which it is a party, including the indemnification provisions thereof.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate and complete as of the date hereof.

Questionnaire

1.	(a) Full legal name of Selling Stockholder:
(b) Full legal name of the broker-dealer or other third party through which Registrable Securities listed in Item (3) below are held:

2.	Address for Notices to Selling Stockholder:

Email:___________________________________________________________________
Telephone, including area code:_______________________________________________
Fax, including area code:_____________________________________________________
Contact Person:____________________________________________________________

3.	Ownership of Registrable Securities and Other Securities:
Number of Registrable Securities Beneficially Owned:

Unless otherwise indicated in the space provided below, all Registrable Securities listed in response to Item (3) above will be included in the Shelf Registration Statement. If the undersigned does not wish all such Registrable Securities to be so included, please indicate below the number to be included:

A “beneficial owner” of a security includes:

(1) Any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares:

(a) voting power which includes the power to vote, or to direct the voting of, such security; and/or,
(b) investment power which includes the power to dispose, or to direct the disposition of, such security;

(2) Any person who, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement, or device with the purpose of effect of divesting such person of beneficial ownership of a security or preventing the vesting of such beneficial ownership as part of a plan or scheme to evade the reporting requirements of section 13(d) or (g) of the Securities Exchange Act of 1934, as amended; and

(3) Any person who has the right to acquire “beneficial ownership” (defined by reference to paragraph (1) above) of such security within sixty days, including but not limited to any right to acquire: (a) through the exercise of any option, warrant or right; (b) through the conversion of a security; (c) pursuant to the power to revoke a trust, discretionary account, or similar arrangement; or (d) pursuant to the automatic termination of a trust, discretionary account or similar arrangement; provided, however, any person who acquires a security or power specified in clauses (a), (b) or (c) above, with the purpose or effect of changing or influencing the control of the issuer, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition shall be deemed to be the beneficial owner of the securities which may be acquired through the exercise or conversion of such security or power.

4.	Ownership of Other Securities Owned by the Selling Stockholder:
Except as set forth below in this Item (4), the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item (3).
	(a)	Number of Other Securities of the Company beneficially owned by the Selling Stockholder:

5.		Voting or Investment Power Over the Selling Stockholder:
	(a)	Names of entities (if applicable) and ultimate natural persons who have sole or shared investment power over the Registrable Securities and other securities owned by the Selling Stockholder. For purposes of this Item 5, “voting power” includes the power to vote or direct the voting of such securities, and “investment power” includes the power to dispose or direct the disposition of such securities.

	(b)	Describe whether the entities and natural persons named in Item 5(a) have sole voting or investment power over the Registrable Securities and other securities owned by the Selling Stockholder:

6.		Relationships with the Company
Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

7.		Is Selling Stockholder a Broker Dealer or Affiliate of a Broker-Dealer
	(a)	Is the Selling Stockholder a registered broker-dealer?

	(b)	Is the Selling Stockholder an affiliate of a registered broker-dealer(s)? [1]

	(c)	If the answer to 7(b) is yes, identify the registered broker-dealer(s) and describe the nature of the affiliation(s):

__________________________________

[1]	Please Note: If the Selling Stockholder is an affiliate of a broker-dealer and did not receive its Registrable Securities in the ordinary course of business or at the time of the purchase had any agreements, plans or understandings, directly or indirectly, with any person to distribute the Registrable Securities, the Company may be required to identify the Selling Stockholder as an underwriter in the Shelf Registration Statement, any amendments thereto and the related prospectus.

	(d)	If the answer to 7(a) or (b) is yes, did the Selling Stockholder acquire its Subscription Receipts and/or Common Shares in the ordinary course of business (if not, please explain)?

	(e)	If the answer to 7(a) or (b) is yes, did the Selling Stockholder, at the time of purchase of the Subscription Receipts and/or Common Shares, have any agreements, plans or understandings, directly or indirectly, with any person to distribute the Subscription Receipts and/or Common Shares (if yes, please explain)?

8.		FINRA Matters
	(a)	Are you (i) a FINRA Member (see definition), (ii) a Controlling (see definition) shareholder of a FINRA Member, (iii) a Person Associated with a Member of FINRA (see definition), or (iv) an Underwriter or a Related Person (see definition) with respect to the proposed offering; or (b) do you own any shares or other securities of any FINRA Member not purchased in the open market; or (c) have you made any outstanding subordinated loans to any FINRA Member??

(b)

Control. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power, either individually or with others, to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. (Rule 405 under the Securities Act of 1933, as amended)

FINRA Member. The term “FINRA member” means any broker or dealer admitted to membership in the Financial Industry Regulatory Authority (“FINRA”). (FINRA Manual, Bylaws Article I, Definitions)

Person Associated with a Member of FINRA. The term “person associated with a member of FINRA” means (1) a natural person who is registered or has applied for registration under the Rules of FINRA; (2) a sole proprietor, partner, officer, director, or branch manager of a member, or other natural person occupying a similar status or performing similar functions, or a natural person engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by a member, whether or not any such person is registered or exempt from registration with FINRA; (FINRA Manual, Bylaws Article 1, Definitions)

Underwriter or a Related Person. The term “underwriter or a related person” means, with respect to a proposed offering, underwriters, underwriters’ counsel, financial consultants and advisors, finders, members of the selling or distribution group, and any and all other persons associated with or related to any of such persons. (FINRA Interpretation)

9.	Plan of distribution:

Except as set forth below, the Selling Stockholder (including its partners, pledgees, donees, transferees or other successors in interest) intends to distribute the Registrable Securities listed above in Item (3) pursuant to the Shelf Registration Statement only as follows (if at all): The Registrable Securities may be sold in (i) underwritten transactions, (ii) privately negotiated transactions, (iii) exchange distributions and/or secondary distributions, (iv) sales in the over the counter market, (v) ordinary brokerage transactions and transactions in which the broker solicits purchasers, (vi) broker-dealers may agree with the Selling Stockholder to sell a specified number of such Registrable Securities at a stipulated price per share, (vii) a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, (viii) purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to the prospectus, (ix) short sales, (x) a combination of any such methods of sale and (xi) any other method permitted pursuant to applicable law. Such transactions may be effected by the Selling Stockholder at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. The Selling Stockholder may directly effect such transactions or alternatively through underwriters, dealers or agents or on any exchange on which the Registrable Securities may from time to time be traded, in the over-the-counter market, or in independently negotiated transactions or otherwise. In connection with the sales of Registrable Securities or otherwise, the undersigned may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of Registrable Securities in the course of hedging positions they assume. The Selling Stockholder may also sell Registrable Securities short and deliver Registrable Securities to close out short positions, or loan or pledge Registrable Securities to broker-dealers that in turn may sell such securities.

State any exceptions here:

Note: In no event will such method(s) of distribution take the form of an underwritten offering of the Registrable Securities without the prior agreement of the Company.

The undersigned acknowledges that it understands its obligation to comply with the provisions of the Securities Exchange Act of 1934, as amended, and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations) and the provisions of the Securities Act relating to prospectus delivery, in connection with any offering of Registrable Securities pursuant to the Shelf Registration Statement. The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to items (1) through (7) above and the inclusion of such information in the Shelf Registration Statement and the related prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Shelf Registration Statement and the related prospectus.

Pursuant to Section 5(d) of the Agreement, if a Holder notifies the Company in writing that it intends to rely on Section 5(d), the Company will not send any Suspension Notices or End of Suspension Notices to such Holder except as provided in Section 5(d). If you intend to rely on Section 5(d), please initial below:

______ I intend to rely upon Section 5(d) of the Agreement.

(Signature Page Follows)

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Selling Stockholder
By:
Name:
Title:

Dated: _________________

PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE: (1) by fax or email by July 25, 2016 to:

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, Texas 77002

Attention: Robert Wilson

Fax: (713) 615-5626
Telephone: (713) 758-2207

Email: rwilson@velaw.com

and (2) return the original, executed notice and questionnaire to the same at the address above.